As filed with the Securities and Exchange Commission on April 28, 2023
Registration No. 333-261061

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO
FORM S-8

REGISTRATION

STATEMENT
UNDER THE SECURITIES ACT OF 1933

VAXXINITY,

INC.
(Exact name of registrant as specified in its charter)

Delaware

86-2083865
(State or other jurisdiction of
incorporation or organization)

(I.R.S. Employer
Identification Number)
505 Odyssey Way
Merritt Island, FL 32953
(Address, including zip code, principal executive offices)
Vaxxinity,

Inc. 2021 Stock Option and Grant Plan
Vaxxinity,

Inc. 2021 Omnibus Incentive Compensation Plan
Vaxxinity,

Inc. 2021 Employee Stock Purchase Plan
Non-Qualified Stock Option Award

Agreements for Mei Mei Hu
Non-Qualified Stock Option Award

Agreement for Lou Reese
(Full title of the plans)
René Paula Molina
General Counsel and Secretary
Vaxxinity,

Inc.
505 Odyssey Way
Merritt Island, FL 32953
Telephone: (254)

244-5739
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer,

an accelerated filer, a non-accelerated filer,
a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting

company,” and “emerging

growth company” in Rule 12b-2 of the Exchange
Act.

Large accelerated filer

☐

Accelerated filer

☐
Non-accelerated filer

☒

Smaller reporting company

☒

Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition
period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)
of the Securities Act.
☐

EXPLANATORY

NOTE
This Post-Effective Amendment No. 1

to Registration Statement on

Form S-8 (this

“Registration Statement”)
is being filed

pursuant to Rule 462(d)

under the Securities

Act of 1933,

as amended,

solely to update the

Consent of
Independent

Registered

Public

Accounting

Firm

by

Armanino

LLP,

included

as

Exhibit

23.2

to

the

Registration
Statement on Form S-8 (File No. 333-261061) filed with

the Securities and Exchange Commission on November 15,
2021 (the “Original Filing”).

Except

as

described

above,

this

Registration

Statement

does

not

update,

amend

or

modify

any

other
information, statement or disclosure contained

in the Original

Filing. No additional securities

are being registered, and
registration fees were paid upon filing of the Original Filing.
PART

II
INFORMATION REQUIRED

IN THE REGISTRATION

STATEMENT

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.
Exhibit
Number

Exhibit Description

23.2

Consent of Independent Registered Public Accounting Firm.

24.1

Power of Attorney

(included on the signature page of the Original Filing).

SIGNATURES
The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Post-Effective

Amendment

No. 1

to the

above-referenced Registration

Statement to

be signed

on its

behalf by

the
undersigned, thereunto duly authorized, in Merritt Island, Florida

,

on April 28, 2023.

VAXXINITY,

INC.
By:

/s/ Mei Mei Hu

Name: Mei Mei Hu

Title: President and Chief Executive Officer
Pursuant to the requirements

of the Securities Act of

1933, as amended,

this Post-Effective Amendment

No. 1 to the
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name

Title

Date
/s/ Mei Mei Hu

President, Chief Executive Officer,

and Director

April 28, 2023
Mei Mei Hu

(Principal Executive Officer)

/s/ Jason Pesile

Senior Vice President,

Finance & Accounting

April 28, 2023
Jason Pesile

(Principal Financial Officer and Principal Accounting Officer)

*

Executive Chairman

April 28, 2023
Louis Reese

/s/ George Hornig

Director

April 28, 2023
George Hornig

/s/ Landon Ogilvie

Director

April 28, 2023
Landon Ogilvie

/s/ Gaby Toledano

Director

April 28, 2023
Gaby Toledano

*

Director

April 28, 2023
Peter Diamandis

/s/ Katherine Eade

Director

April 28, 2023
Katherine Eade

/s/ Peter Powchik

Director

April 28, 2023
Peter Powchik

/s/ James Smith

Director

April 28, 2023
James Smith

* By: /s/ Rene Paula Molina

Rene Paula Molina
Attorney-in-Fact